Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
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IBT Bancorp, Inc.
                                       STATE OR OTHER
                                         JURISDICTION            PERCENTAGE
SUBSIDIARIES                           OF INCORPORATION           OWNERSHIP
------------                           ----------------          ----------

Irwin Bank & Trust Company               Pennsylvania               100%